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                               PAUL & ROSEN, LLP
                                ATTORNEYS AT LAW
                              420 LEXINGTON AVENUE
                              NEW YORK, N.Y. 10170
                                 (212) 661-2727


                                                              CONNECTICUT OFFICE
                                                                 125 MAIN STREET
                                     April 3, 2000            WESTPORT, CT 06880
                                                                  (203) 226-5101
                                                             FAX: (203) 226-4820


Ariel Corporation
2540 Route 130
Cranbury, NJ 08512

Gentleman:

     Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Ariel Corporation ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 4,302,000 shares of common stock, per value $.001 per share ("Common Stock").

     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

     Based upon the foregoing, it is our opinion that the shares of Common Stock currently outstanding and owned by the Selling Stockholders and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable and the shares of Common Stock underlying the warrants held by the Selling Stockholders have been duly authorized and will be legally issued, fully paid and non-assessable.

     In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.


                                           Sincerely,

                                           /s/ Paul & Rosen, LLP
                                           ------------------------
                                           PAUL & ROSEN, LLP